Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell
Vice Chairman, President and
Chief Financial Officer
(650) 234-6000

ROBERT HALF INTERNATIONAL INC. REPORTS REVENUES AND EARNINGS FOR THE FIRST QUARTER OF 2007

MENLO PARK, California, April 19, 2007 -- Robert Half International Inc. (NYSE symbol: RHI) today reported revenues and earnings for the first quarter ended March 31, 2007.

For the quarter ended March 31, 2007, net income was $70.7 million or $.42 per share, on revenues of $1.1 billion. Net income for the prior year’s first quarter was $65.5 million or $.38 per share, on revenues of $943.9 million.

Harold M. Messmer, Jr., chairman and chief executive officer of Robert Half International Inc., said: “Revenues and income per share increased 16 percent and 11 percent, respectively, from the first quarter of 2006. In our staffing divisions, we saw a continuation of the broad-based revenue growth that we have seen for several quarters.

“The financial divisions continued to perform well, particularly our permanent placement business, Robert Half Finance & Accounting,” he said. “International staffing operations also had a strong quarter.”

Messmer added, “Protiviti, our internal audit and risk consulting subsidiary, expanded its client base and service offerings during the quarter. Revenues for Protiviti grew 7 percent on a year-over-year basis, led by its international operations.” Protiviti, which celebrates its fifth anniversary in May, is in more than 50 major cities in North America, Europe, Latin America and the Asia/Pacific region.

Robert Half International management will conduct a conference call today at 5 p.m. EDT following the release. The dial-in number is 1-800-862-9098 (+1-785-424-1051 outside the United States) and the passcode is “Robert Half International.” A taped recording of this call will be available for replay beginning at approximately 8 p.m. EDT today and ending at 8 p.m. EDT on April 26. The dial-in number for the replay is 1-800-283-8520 (+1-402-220-0870 outside the United States). The conference call also will be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc. is the world’s first and largest specialized staffing firm. RHI is a recognized leader in professional consulting and staffing services and is the parent company of Protiviti® (www.protiviti.com), a leading independent internal audit and risk consulting firm. The company’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals. The company has staffing and consulting operations in more than 400 locations worldwide.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”,

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“expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the possibility that adverse publicity could impact the company’s ability to attract and retain clients and candidates; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; whether governments will impose additional regulations or licensing requirements on personnel services businesses in particular or on employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; and litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and there is the possibility of involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this release is available at www.rhi.com.

ATTACHED:	Summary of Operations
Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended March 31,
	2007	2006
	(Unaudited)

Net service revenues	$1,097,425	$943,924
Direct costs of services	636,696	550,720

Gross margin	460,729	393,204
Selling, general and administrative expenses	348,379	287,482
Amortization of intangible assets	274	146
Interest income	(4,017)	(3,497)

Income before income taxes	116,093	109,073
Provision for income taxes	45,386	43,570

Net income	$70,707	$65,503

Diluted net income per share	$.42	$.38

Shares:
Basic	163,841	167,390
Diluted	168,883	173,974

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended March 31,
	2007	2006
	(Unaudited)
REVENUES:
Accountemps	$416,293	$355,577
OfficeTeam	207,618	186,196
Robert Half Technology	98,852	84,630
Robert Half Management Resources	145,594	120,366
Robert Half Finance & Accounting	98,686	75,484
Protiviti	130,382	121,671

Total	$1,097,425	$943,924

GROSS MARGIN:
Temporary and consultant staffing	$320,477	$274,574
Permanent placement staffing	98,686	75,484
Risk consulting and internal audit services	41,566	43,146

Total	$460,729	$393,204

OPERATING INCOME:
Temporary and consultant staffing	$87,797	$76,833
Permanent placement staffing	20,112	16,900
Risk consulting and internal audit services	4,441	11,989

Total	$112,350	$105,722

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$274	$146
Depreciation expense	$15,919	$14,961
Capital expenditures	$24,099	$24,312
Open market repurchases of common stock (shares)	2,032	1,225

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	March 31,
	2007	2006
	(Unaudited)
SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$449,902	$472,652
Accounts receivable, less allowances	$561,112	$480,333
Total assets	$1,489,365	$1,375,877
Current liabilities	$430,024	$363,041
Notes payable and other indebtedness, less current portion	$3,825	$4,168
Total stockholders’ equity	$1,044,603	$999,888

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